UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 2, 2011

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e) Compensatory Arrangements of Certain Officers

On September 2, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Cornerstone OnDemand, Inc. (the “Company”) reviewed its executive compensation plan for fiscal year 2011 (the “2011 Plan”) and modified the title, base salaries and target incentive compensation for certain of the Company’s key employees, including the named executive officers shown in the tables below (the “NEOs”).

As previously disclosed, under the terms of the 2011 Plan, each of the NEOs will be entitled to receive a bonus that will vary in size depending on the Company’s success in meeting certain performance thresholds and targets with respect to the following three performance metrics: revenue, with a 50% weighting; unlevered free cash flow, with a 30% weighting; and non-GAAP net loss, with a 20% weighting. The amount payable with respect to each metric may be greater or less than the assigned weighting depending on the extent to which the Company’s performance exceeds or falls short of the applicable target. No bonus payout for a particular performance metric will be earned unless the performance threshold for that metric is met.

The target bonus amounts in the table below represent the amounts payable to the listed NEO if the Company meets its performance target with respect to each performance metric. To the extent that the Company’s achievement is greater or less than the specified targets, the bonus amounts payable to such NEO may be increased or decreased, respectively.

The following table shows the threshold, target, and maximum bonus amounts under the 2011 Plan for Mark Goldin, the Company’s Chief Technology Officer:

	Threshold Bonus Amount(1)		Target Bonus Amount(2)		Maximum Bonus Amount(3)
Named Executive Officer	($)	% of Base Salary	($)	% of Base Salary	($)	% of Base Salary
Mark Goldin	$11,250	4.5	$112,500	45	$168,750	67.5

(1)	Represents the bonus amount payable if the Company meets only its performance threshold for non-GAAP net loss, the metric with the lowest weighting. No bonus is payable if the Company fails to meet the performance threshold for at least one metric.
(2)	Represents the bonus amount payable if the Company achieves its full performance target with respect to each performance metric.
(3)	Represents the maximum bonus amount payable regardless of the extent to which the Company’s performance exceeds its performance targets.

Effective as of October 1, 2011, the Committee promoted David Carter, Kirsten Maas Helvey, and the NEO shown in the table below. David Carter, Vice President of Sales, was promoted to Senior Vice President of Sales and Kirsten Maas Helvey, Vice President of Consulting Services, was promoted to Senior Vice President of Consulting Services. In connection with such promotions and as part of the Company’s annual grant of long-term incentive awards, the Committee increased the salaries of, and granted equity awards to, such employees.

The following table shows the new title, salary and equity awards for Vincent Belliveau:

Title		Salary		Long-Term Incentive Awards
Previous	New	Previous	New	Option Grants(1)
General Manager of EMEA	Senior Vice President and General Manager of EMEA	€180,000	€195,000	150,000

(1)	Stock option to be granted effective as of October 1, 2011 pursuant to the Company’s 2010 Equity Incentive Plan. The stock option will vest over a four-year period and have an exercise price equal to the closing price of the Company’s common stock on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Miller
Adam L. Miller
President and Chief Executive Officer

Date:  September 9, 2011